                                                                    Exhibit 10.2

                           FIRST AMENDMENT TO SUBLEASE

         This First Amendment to Sublease (the "Amendment") is entered into this
18th day of April 2006 by and  between  WorldTravel  Partners  I, LLC, a Georgia
limited   liability   company   ("Sublandlord")   and  Health   Benefits  Direct
Corporation, a Delaware corporation ("Subtenant").

                                   WITNESSETH

         WHEREAS,  Sublandlord and Subtenant  entered into that certain Sublease
Agreement (the "Sublease") dated March 7, 2006,  whereby  Sublandlord  leased to
Subtenant certain premises consisting of 13,773 square feet of Net Rentable Area
(the "Subleased  Premises") which is a portion of the seventh (7th) floor of the building  located  at 1120  Avenue  of the  Americas,  New  York,  New York (the
"Building");

         WHEREAS, Sublandlord and Subtenant have agreed to amend the Sublease to outline the terms for Holding Over within the Subleased  Premises  after the end of the sublease term.

         NOW,  THEREFORE,  for and in  consideration  of the  mutual  terms  and conditions expressed herein and for other good and valuable  consideration,  the receipt and  sufficiency  of which are hereby  acknowledged,  the parties hereto agree as follows:

1.        Sublandlord  and Subtenant  hereby agree to  supplement  and amend the
Sublease as follows:

         (a)      If Subtenant shall hold over after the expiration of the term of the Sublease, then irrespective of whether or not
                  Sublandlord accepts rent from Subtenant for a period beyond the expiration of the term of the Sublease, the parties hereby agree that Subtenant's (or anyone claiming through or under
                  Subtenant, including Subtenant's) occupancy of all or any
                  portion of the demised premises after the expiration of the term shall be as an unpermitted holdover Subtenant, which
                  holdover tenancy shall be upon all of the terms set forth in the Sublease and Overlease except those that are inapplicable by their nature and except that Subtenant shall pay to
                  Sublandlord on the first day of each month of the holdover period as fixed annual rent, an amount equal to two (2) times
                  (the "MULTIPLIER") the higher of: (i) one-twelfth of the sum of the fixed annual rent and additional rent (i.e., Tax
                  Payment and Expense Payment) payable by Subtenant during the last year of the term of the Lease (i.e., the year immediately prior to the holdover period) or (ii) an amount equal to the then market rental value for the demised premises as
                  determined by Sublandlord in good faith and as set forth in a notice to Subtenant. Further, Sublandlord shall not be
                  required to perform any work, furnish any materials or make any repairs within the demised premises during the holdover period. It is further stipulated and agreed that if
                  Sublandlord shall, at any time after the expiration of the original term or after the expiration of any term created
                  thereafter, proceed to remove Subtenant from the demised
                  premises as a holdover, the rent for the use and occupancy of the demised premises during any holdover period shall be
                  calculated in the same manner as set forth above. In addition to the foregoing, Sublandlord shall be entitled to recover from Subtenant any losses or damages arising directly from such holdover as provided in subsection (c) below.

         (b)      Notwithstanding anything to the contrary contained in this
                  Amendment, the acceptance of any rent paid by Sublandlord
                  pursuant to subsection (a) above shall not preclude
                  Sublandlord from commencing and prosecuting a holdover or

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                  summary eviction proceeding, and the preceding sentence shall be deemed to be an "agreement expressly providing otherwise"
                  within the meaning of Section 232-c of the Real Property Law of the State of New York.

         (c)      If Subtenant (or anyone claiming through or under Subtenant)
                  shall hold-over or remain in possession of any portion of the demised premises beyond the expiration of the term of the
                  Lease, without the prior consent of Sublandlord and Landlord,
                  Subtenant shall be subject not only to summary proceeding and all damages related thereto, but also to any damages arising out of any lost opportunities (and/or new leases) by
                  Sublandlord or Landlord to re-let the demised premises (or any part thereof). All damages to Sublandlord or Landlord by
                  reason of such holding over by Subtenant may be the subject of a separate action and need not be asserted by Sublandlord in any summary proceedings against Subtenant.

2.        GOVERNING LAW. This Amendment shall be governed in all respects by the laws of the State of New York.

3.        AMENDMENT.  The Sublease,  as hereby  amended,  is hereby ratified and confirmed and shall continue in full force and effect.

4.        CAPITALIZED  TERMS. All capitalized terms not otherwise defined herein shall have the meanings ascribed to said terms in the Lease.

5.        COUNTERPARTS.  The parties hereto may execute this Amendment in one or more identical  counterparts,  all of which when taken together will  constitute one and the same  instrument.  Copied or telecopied  signatures  may be attached hereto and shall have the same binding and legal effect as original signatures.

                               [SIGNATURE FOLLOWS]

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          IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first set forth above.

SUBLANDLORD

WorldTravel Partners I, LLC,
a Georgia limited liability company

By:  /s/ Mark W. Judson
   ----------------------------
Name: Mark W. Judson
Title: SVP, Administration

SUBTENANT

Health Benefits Direct Corporation,
a Delaware corporation

By: /s/ Scott Frohman
   ----------------------------
Name: Scott Frohman
Title: CEO

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